            Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to Registration Statement, Form S-3 No. 33-58177, and related Prospectus of Tyson Foods, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our reports dated November 14, 1994, with respect to the consolidated financial statements and schedules of Tyson Foods, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended October 1, 1994, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP
----------------------
    Ernst & Young LLP

Little Rock, Arkansas
May 25, 1995



































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